EMPLOYMENT AGREEMENT


     THIS  AGREEMENT  ("Agreement")  is made  effective the 7th day of May, 2004
("Effective   Date"),  by  and  between  Critical  Home  Care,  Inc.,  a  Nevada corporation ("Corporation") and John E. Elliott, II ("Executive").

                              W I T N E S S E T H:

     WHEREAS, subject to the terms and provisions of this Agreement, Corporation desires to employ Executive in the positions set forth herein and Executive desires to accept such employment.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other valuable consideration the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

     1. Employment. Corporation hereby employs Executive and Executive hereby accepts such employment, in accordance with the terms and conditions set forth in this Agreement.

     2. Duties and Responsibilities. Executive shall serve as the Chief Executive Officer of the Corporation and each of the following affiliates of the Corporation ("Affiliates"): RKDA, Inc., Arcadia Services, Inc. and ArcradiaRx, LLC. Executive shall also serve as the Chairman of the Board of the Corporation and each of the aforementioned Affiliates. Executive shall perform such duties and responsibilities assigned to him from time to time by the Board of Directors of the Corporation or applicable Affiliate ("Board of Directors") that are consistent with the titles held by Executive. If requested by the Board of Directors, Executive shall serve on any committee established by the Board of Directors without additional compensation. During the term of this Agreement, Executive shall devote substantially all of his business time and efforts to the performance of his duties and responsibilities to the Corporation and the Affiliates. Executive shall not engage in any other significant business activity if such activity would detract from his ability to adequately and fully perform the duties and responsibilities required under this Agreement.

     3. Term of Agreement/Employment. The initial term of this Agreement shall be three (3) years commencing on the Effective Date ("Initial Term"), unless sooner terminated pursuant to this Agreement. Upon expiration of the Initial Term, this Agreement shall be automatically renewed and extended for successive one (1) years periods (each a "Renewal Term") unless the Corporation notifies Executive in writing of its intention not to renew and extend this Agreement at least three (3) months prior to the end of the Initial Term or the Renewal Term, as applicable.

     4. Compensation and Benefits. Corporation agrees to pay and provide Executive and Executive agrees to accept in full consideration for his services to Corporation and Affiliates, the following:



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     A.   Salary.  An annual base salary  ("Base  Salary") of One Hundred  Fifty
          Thousand  ($150,000)  Dollars,  payable in accordance  with the normal
          payroll  practices  of  Corporation,   less  applicable  withholdings.
          Executive's Base Salary may be increased from time to time at the discretion of the Board of Directors of the Corporation.

     B. Stock Options. Executive shall be granted nonqualified stock options to acquire four million (4,000,000) shares of Corporation common stock pursuant to and in accordance with the Stock Option Agreement attached hereto as Exhibit "A".

     C. Annual Bonus. Executive shall be eligible to receive an annual cash bonus as determined by the Board of Directors, in its sole discretion, at the end of each fiscal year of the Corporation.

     D. Fringe Benefits/Retirement Plans. Executive shall be entitled to immediate participation in all pension, profit sharing, group insurance, stock option, hospitalization and group health, and any other type of benefit plan offered by Corporation to its senior executives.

     E. Expense Reimbursement. The Corporation shall promptly reimburse Executive all reasonable out-of-pocket expenses incurred by him in connection with the performance of services for the Corporation or the Affiliates upon Executive's submission of such receipts and records as may be required under Corporation policy.

     F.   Vacation and Sick Time. Executive shall be entitled to take up to five
          (5) weeks of paid vacation per year, plus a limited amount of paid time off for sickness, disability, or other personal reasons in accordance with the Corporation's general time off policies in effect from time to time for its senior executives.

     G. Vehicle Allowance. Executive shall receive a monthly vehicle allowance of Seven Hundred Fifty and No/100 ($750.00) Dollars.

     5.  Termination.   This  Agreement  and  Executive's  employment  with  the
Corporation shall terminate as follows:

     A. Death or Permanent Disability. This Agreement shall terminate immediately upon the death or permanent disability of Executive. For purposes of this Agreement, Executive shall be deemed to be permanently disabled if Executive is unable to fully perform his duties and responsibilities for a period of one hundred eighty (180) consecutive days on account of a permanent physical or mental illness or disability;

     B. Termination by Corporation For Cause. The Corporation shall have the right to immediately terminate this Agreement and Executive's employment "For Cause". For purposes of the Agreement, "For Cause" means (i) the conviction of, or pleading guilty or nolo contendere to, any crime, whether or not involving the Corporation, constituting a felony in the jurisdiction involved, which the Board of Directors, in its reasonable discretion, determines may have an injurious effect on the Corporation; (ii) the conviction of any crime involving moral turpitude; or (iii) Executive's gross negligence or willful misconduct in the conduct of his duties or the willful and repeated failure or refusal to perform such duties as may be properly delegated to Executive by the Board of Directors which are consistent with the Executive's positions; provided, however, with respect to the actions described in (iii), Executive shall be given written notice by the Corporation specifying in detail the particular events upon which the Corporation is relying in terminating his/her employment for Cause and Executive shall have fourteen (14) days following receipt of the written notice to correct such actions or inactions.




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     C.   Termination by Executive For Good Reason. Executive may terminate this
          Agreement at any time by for "Good Reason" by written notice to the Corporation. For this purpose, "Good Reason" means (i) the removal of Executive, without his consent, from any positions or offices held by Executive or the failure of Executive to be elected to the Board of Directors or the assignment to Executive, without his consent, of any duties or responsibilities that are inconsistent in any material and negative respect with his positions in the Corporation; or (ii) any material breach of this Agreement by the Corporation that is not cured within thirty (30) days after receipt of written notice from the Executive, which shall include, without limitation, any reduction in the Executive's Base Salary.

     6. Obligation Upon Termination of Employment. Upon the termination of this Agreement and Executive's employment with the Corporation, the Corporation shall have no further liability or obligation whatsoever to Executive or his personal representative, estate, heirs, spouse, beneficiaries or any other person claiming by, under or through Executive, except as follows:

     A. Death. If this Agreement and Executive's employment with the Corporation is terminated on account of death, the Corporation shall pay to the Executive's estate an amount equal to one (1) times the Executive's Base Salary in effect on the date of death. Such amount, less applicable withholdings, shall be paid in equal installments in accordance with the Corporation's normal payroll practices.

     B. Disability or Resignation. If this Agreement and Executive's employment with the Corporation is terminated on account of death, permanent disability or the Executive's voluntary resignation, then the Corporation shall only be obligated to pay Executive, or if applicable, his estate or representative, the amount of any unpaid Base Salary and benefits (including any unpaid bonus) accrued through the date of termination.

     C. Termination Other than For Cause; Good Reason. Subject to Section 7, if the Corporation terminates this Agreement and Executive's employment for any reason (including not renewing upon expiration of the Initial Term or Renewal Term, as applicable) other than For Cause or if Executive terminates his employment with the Corporation for Good Reason, then the Corporation shall pay Executive the unpaid Base Salary and benefits (including any unpaid bonus) earned and accrued through the date of termination, plus the Corporation shall pay, as severance, an amount equal to the product obtained by multiplying (x) Executive's Base Salary in effect on the date of termination, by (y) two (2). Twenty-five (25%) percent of the severance amount, less applicable withholdings, shall be made within sixty (60) days following the termination of this Agreement and the balance shall be paid, less applicable withholdings, in eighteen (18) equal monthly installments with the first installment due and payable within ninety
          (90) days following the termination of Executive's employment.

     D. Termination by Corporation For Cause. If this Agreement and Executive's employment is terminated by the Corporation For Cause, then Corporation shall only be obligated to pay Executive the amount of any unpaid Base Salary earned and accrued through the date of termination.

     7. Change in Control. If, during the period commencing 120 days prior to a "Change in Control" and ending on the first anniversary of such Change in Control, Executive's employment is terminated by the Corporation for any reason other than For Cause or is terminated by Executive For Good Reason, then the severance amount payable under Section 6(C) of this Agreement shall be an amount equal to three (3) times the total compensation received by Executive pursuant to Sections 4A. and 4C. of this Agreement for the preceding calendar year and shall be due and payable in a lump sum within 10 days of the date of termination. For this purpose, a Change in Control shall have the same meaning given to such term in the Corporation's 2002 Stock Option Plan.

     8. Inventions. If any at time Executive shall, either alone or with others, make, devise, create, invent or discover any inventions, improvements, modifications, developments, ideas, products, property, formulas, know-how, designs, models, processes, prototypes, sketches, drawings, plans or other matters whatsoever (whether or not capable of being protected by letters of patent, registration, copyright, registered trademark, service marks or other protection) which, in any manner, relate to, arise out of, or are in connection with the present or future business prospects or activities of Corporation (collectively "Inventions"), all such Inventions shall immediately be and remain the sole and exclusive property of Corporation and Executive shall immediately and confidentially communicate a description of the Invention to Corporation and to no other party at any time, and if Corporation so desires, Executive shall execute all documents and instruments and do all things as may be requested by Corporation in order to forever vest all right, title and interest in such Invention solely in Corporation and to obtain such letters of patent, copyrights, registrations or other protections as Corporation may, from time to time, desire.

     9. Confidentiality. Executive acknowledges and agrees that at all times during and following the termination of his employment with Corporation under any circumstances, he shall not use or disclose (i) any information, knowledge or data relating in any way to the business, financial condition, sales, public and private sources of financing, customers, operations, suppliers, products, services, Inventions, business relationships, technologies or services of
Corporation, or (ii) any other proprietary or confidential information, knowledge, data or details of the past, present or future business affairs or practices of Corporation (items (i) and (ii) are hereafter referred to as "Confidential Information"), except Executive may use any such Confidential Information provided to him as necessary during the term of this Agreement for purposes of carrying out his/her duties hereunder for Corporation's benefit provided adequate measures are taken to protect the confidentiality thereof. Executive covenants and agrees that (i) the use and disclosure restrictions applicable to Confidential Information shall also apply to all documents or other materials containing any Confidential Information ("Confidential Materials"), (ii) all Confidential Materials are and shall remain at all times the sole exclusive property of Corporation, and (iii) upon termination of employment, Executive shall promptly return all Confidential Materials, and all copies and extracts thereof, to Corporation and at no time shall any Confidential Materials be used, copied, published, circulated or disclosed, in any manner whatsoever, except as specifically authorized in writing by Corporation.

     10. Covenant-Not-To-Compete. Executive covenants and agrees that during the course of his/her employment and for the one (1) year period following termination of his employment ("Restricted Period"), Executive shall not within North America ("Restricted Area"), in any manner, directly or indirectly, through intermediaries or other persons or entities, either as owner, shareholder, director, officer, agent, consultant, creditor, representative, investor, partner, Executive, or on behalf of any other person or entity, or in any other capacity whatsoever (i) engage in, assist, provide capital, services, advice or information to, or in any manner whatsoever become associated with any business or enterprise that offers products or services similar in type, nature, style, function or purpose with those offered by the Corporation or its affiliates or any business or enterprise that is competitive with or similar to any business conducted by the Corporation or its affiliates, (ii) contact for any business purpose, solicit or attempt to solicit any supplier, customer, agent, representative or Executive of the Corporation or its affiliates, or otherwise interfere with or attempt in any manner to disrupt any relationship or agreement between the Corporation or its affiliates and any of its customers, Executives, agents, representatives or others doing business with the Corporation or its affiliates, or (iii) compete with the Corporation or its affiliates. Notwithstanding the foregoing, Executive shall be permitted to own, directly or indirectly, up to one percent (1%) of the issued and outstanding voting securities of any class of any publicly traded corporation.

     11. Enforceability. Executive expressly agrees and acknowledges that a loss arising from a breach of any provision under Sections 8, 9 or 10 may not be reasonably and equitably compensated by money damages. Therefore, Executive agrees that in a case of any such breach, Corporation shall be entitled to injunctive and/or other extraordinary relief in order to prevent Executive from engaging in any of the foregoing prohibited activities, which relief shall be cumulative and in addition to any and all other additional remedies to which Corporation may be entitled at law or equity. In the event that any court of competent jurisdiction shall determine that any part or all of the provisions of
Section 10 is unenforceable or invalid due to the scope of the activities restrained, the geographical extent of the restraints imposed, the duration of the restraints imposed, or otherwise, the parties hereby expressly intend, agree and stipulate that under such circumstances, the provisions of Section 10 shall be enforceable to the fullest extent and scope permitted by law and that the parties shall be bound by any judicial modifications to the provisions therein which said court of competent jurisdiction may make in order to carry out the intentions of the parties as provided herein.

     12. Governing Law and Arbitration. This Agreement and all disputes arising out of Executive's employment shall be governed by and construed in accordance with the laws of the State of Florida, notwithstanding the fact that either party is or may hereafter become domiciled or located in a different state. Any dispute, controversy or claim arising out of or relating to this Agreement or Executive's employment, whether arising in contract, tort or otherwise shall be resolved at arbitration in accordance with the rules of the American Arbitration Association, except for any equitable or injunctive relief sought under this Agreement. The parties agree that any arbitration award rendered on any claim submitted to arbitration shall be final and binding upon the parties and not subject to appeal and that judgment may be entered upon any arbitration award by any circuit court located in Florida or by any other court of competent jurisdiction.

     13. Waiver of Breach. The waiver of breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Each and every right, remedy and power hereby granted to any party or allowed it by law shall be cumulative and not exclusive of any other.

     14. Interpretation of Agreement. Where appropriate in this Agreement, words used in the singular shall include the plural, and words used in the masculine shall include the feminine and neuter. All headings that are used in this Agreement are for the convenience of the reader only and shall not be used to limit or construe any of the provisions hereof.

     15. Amendment of Agreement. The terms and provisions of this Agreement may be altered or amended in any of its provisions only by the mutual written agreement of the parties hereto.

     16. Successors. The Agreement shall inure to the benefit of Corporation and its successors, but may not be assigned or delegated by Executive, as it requires Executive's personal services.

     17. Entire Agreement. This Agreement and the Stock Option Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other previous or contemporaneous communications, representations, understandings, agreements, negotiations and discussions, either oral or written, between the parties. The parties acknowledge and agree that there are no written or oral agreements, understandings, or representations, directly or indirectly related to this Agreement that are not set forth herein.

     18. Counterparts/Facsimile Signatures. This Agreement may be executed in two or more counterparts and by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




     The parties have executed this Agreement effective the date and year first above written.


                           "CORPORATION"

                                   /s/  David Bensol
                           By:__________________________________
                                    President
                           Its:________________________________


                           "EXECUTIVE"

                           /s/John E. Elliott, II
                           ____________________________________
                           John E. Elliott, II